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                                                                     EXHIBIT 3.1


                       RESTATED ARTICLES OF INCORPORATION
                                WITH AMENDMENTS
                                       OF
                                 MILIRISK, INC.


                                  ARTICLE ONE


       MiliRisk, Inc. (the "Corporation"), pursuant to the provisions of
Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Corporation's Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by these Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.


                                  ARTICLE TWO

       The Restated Articles of Incorporation of the Corporation are hereby amended by these Restated Articles of Incorporation as follows:

       ARTICLE ONE is amended to change the name of the Corporation to INSpire Insurance Solutions, Inc.

       ARTICLE FOUR is amended to authorize undesignated preferred stock and to increase the number of authorized shares of capital stock to 15,000,000, consisting of 14,000,000 shares of common stock and 1,000,000 shares of preferred stock.

       ARTICLE SIX is amended to provide that the number of directors constituting the Board of Directors shall be no less than two and no greater than nine, and to provide for the election of directors to staggered three-year terms and to set forth the expiration of the term of each director currently serving on the Board of Directors.


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       ARTICLE THIRTEEN is amended to require all actions of the shareholders to be taken at an annual or special meeting and not by a consent in writing unless the number of shareholders is ten or fewer, in which case the shareholders may act by unanimous consent.


                                 ARTICLE THREE

       Each such amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act, and the Corporation's Articles of Incorporation and each such amendment made by these Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation on the 18th day of June, 1997.


                                  ARTICLE FOUR

       The number of shares of capital stock outstanding and entitled to vote on the adoption of these Restated Articles of Incorporation as so amended was 65,000. Shareholders holding 65,000 of the outstanding shares of capital stock of the Corporation, such number of shares representing not less than the minimum number of votes required to amend the Restated Articles of Incorporation, have signed a consent in writing pursuant to Article 9.10(A) of the Texas Business Corporation Act adopting the Restated Articles of Incorporation as so amended and the written notice required by Article 9.10(A) of the Texas Business Corporation Act has been given.


                                  ARTICLE FIVE

       The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation, which accurately copy the entire text thereof, as amended and supplemented by all certificates of amendment previously issued by the Secretary of State and as further amended by the following Restated Articles of Incorporation:





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                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                       INSPIRE INSURANCE SOLUTIONS, INC.



                                  ARTICLE ONE

       The name of the Corporation is INSpire Insurance Solutions, Inc.


                                  ARTICLE TWO

       The period of its duration is perpetual.


                                 ARTICLE THREE

       The purpose for which the Corporation is organized is to engage in the transaction of any or all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.


                                  ARTICLE FOUR

       The aggregate number of shares which the Corporation shall have authority to issue is 15,000,000 shares of capital stock, of which, (1) 14,000,000 shares shall be Common Stock, having a par value of $0.01 per share; and (2) 1,000,000 shares shall be Preferred Stock, having a par value of $1.00 per share. The holders of Common Stock shall be entitled to one vote for each share held in any shareholder vote in which any such shareholder is entitled to participate.

       The Board of Directors may determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations, or restrictions thereof, of each class of capital stock and of each series within any such class and may increase or decrease the number of shares within each such class or series; provided, however, that the Board of Directors may not decrease the number of shares within a class or series to less than the number of shares within such class or series that are then issued and may not increase the number of





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shares within a series above the total number of authorized shares of the applicable class for which the powers, designations, preferences and rights have not otherwise been set forth herein.


                                  ARTICLE FIVE

       The street address of the registered office of the Corporation is 300 Burnett Street, Fort Worth, Texas 76102-2279, and the name of its registered agent at such address is F. George Dunham, III.


                                  ARTICLE SIX

       The number of directors constituting the Board of Directors shall be no fewer than two and no greater than nine to be determined in accordance with the Bylaws of the Corporation. The directors shall be divided into three classes as nearly equal in number as possible and one class shall be elected at each annual meeting of shareholders to hold office for a three-year term. The names and addresses of the persons who currently serve as directors, and dates on which the current respective terms as director shall expire, are as follows:

       Name                                      Term Expires
       ----                                      ------------
       F. George Dunham, III                        2000


       Harry E. Bartel                              2000


       R. Earl Cox, III                             1998


       Mitch S. Wynne                               1999





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                                 ARTICLE SEVEN

       The preemptive right of any shareholder of the Corporation to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation, is hereby denied.


                                 ARTICLE EIGHT

       Cumulative voting by the shareholders of the Corporation at any election for directors of the Corporation is hereby prohibited. Every shareholder entitled to vote at each such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.


                                  ARTICLE NINE

       Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (whether or not by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, non-profit entity, employee benefit plan, or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article Nine. The right to indemnification under this Article Nine shall be a contract right and shall include, with respect to





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directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that if the Texas Business Corporation Act requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of (i) a written affirmation by such director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article Nine or otherwise and (ii) a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Nine or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Nine shall not be deemed exclusive of any right to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


                                  ARTICLE TEN

       Limitation of Director Liability. To the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director.


                                 ARTICLE ELEVEN

       Except to the extent such power may be modified or divested by action of shareholders representing a majority of the issued and outstanding shares of the capital stock of the Corporation, the power to alter, amend or repeal the Bylaws of the Corporation shall be vested in the Board of Directors.





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                                 ARTICLE TWELVE

       The Corporation shall not commence business until it has received for the issuance of its shares consideration of the value of at least one thousand dollars ($1,000.00), consisting of money, labor done or property actually received.


                                ARTICLE THIRTEEN

       All actions of the shareholders must be taken at an annual or special meeting of shareholders and may not be taken by a consent or consents in writing; provided, however, that if at any time the Corporation has ten or fewer shareholders, any action by such shareholders may be taken by unanimous consent in accordance with the Texas Business Corporation Act.


                                ARTICLE FOURTEEN

       With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares of the Corporation entitled to vote is required by the Texas Business Corporation Act, the affirmative vote of the holders of a majority of the shares entitled to vote shall constitute the act of the shareholders on that matter, rather than the affirmative vote of the specified portion otherwise required by the Texas Business Corporation Act.

       IN WITNESS WHEREOF, the undersigned has executed these Restated Articles of Incorporation on behalf of the Corporation this ____ day of July, 1997.


                                 By: /s/ F. GEORGE DUNHAM, III
                                    -------------------------------------
                                    F. George Dunham, III
                                    President and Chief Executive Officer





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